UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2007

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Current Report on Form 8-K/A amends and supplements the information reported in Item 5.02(d) to the Current Report on Form 8-K dated May 1, 2007 (filed May 7, 2007) regarding the election of Gregory B. Kenny to the Board of Directors of Cardinal Health, Inc. (the “Company”). This Current Report on Form 8-K/A also reports new information under Items 5.02(b), (d) and (e), 7.01, 8.01 and 9.01 of Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)

On August 7, 2007, Robert L. Gerbig, a director of the Company since 1975, informed the Company that he will not stand for re-election when his term expires at the 2007 annual meeting of shareholders (the “2007 Annual Meeting”). Mr. Gerbig will continue to serve as a director until the 2007 Annual Meeting. Mr. Gerbig has indicated that his reasons for deciding not to stand for re-election are personal and that he has no disagreement with the Company relating to its operations, policies or practices.

(d)

On August 8, 2007, the Board of Directors of the Company appointed Gregory B. Kenny to serve on the Audit Committee of the Board of Directors. As previously disclosed, Mr. Kenny was elected a director, effective August 1, 2007, by the Board of Directors on May 2, 2007.

On August 8, 2007, the Board of Directors of the Company elected Colleen F. Arnold to the Board of Directors to serve until the Company’s 2007 Annual Meeting and until her successor is elected and qualified. Ms. Arnold is General Manager, Global Application Services, of International Business Machines Corporation. Ms. Arnold was appointed to serve on the Human Resources and Compensation Committee of the Board.

Ms. Arnold will participate in the standard non-management director compensation arrangements described in the Company’s 2006 proxy statement, including an initial equity award. Accordingly, on August 8, 2007, Ms. Arnold was granted an option to purchase 3,037 common shares at an exercise price of $69.14, the closing share price on that date. She also was granted 434 restricted share units (“RSUs”) that will be settled in common shares. Both awards will vest on August 8, 2008. The option term is seven years.

The Company entered into its standard form of directors’ indemnification agreement with Ms. Arnold, in the form previously filed by the Company as Exhibit 10.38 to the Company’s annual report on Form 10-K for the fiscal year ended June 30, 2004. The agreement generally provides, among other things, that the director will be indemnified to the fullest extent permitted by law and advanced expenses in connection with the defense of any proceedings.

(e)

Long-Term Incentive Cash Program

On August 7, 2007, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors of the Company approved the Cardinal Health, Inc. Long-Term Incentive Cash Program (the “Performance Cash Program”), which will operate under and pursuant to the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended (the “2005 Plan”), as an element of the Company’s long-term incentive compensation program.

The Performance Cash Program is a new component of the Company’s long-term incentive compensation arrangements for key executive employees. Beginning in fiscal 2008, key executives including all of the Company’s named executives (other than Mr. Walter) will receive 45% of their long-term incentive compensation awards in the form of stock options, 30% in RSUs and 25% in the form of a three-year grant under the Performance Cash Program. For fiscal 2007, Company named executives received 70% of long-term incentive compensation in the form of stock options and 30% in the form of RSUs. Awards to Mr. Walter in fiscal 2008 will continue to be 70% in stock options and 30% in RSUs, as required by his employment agreement.

Under the Performance Cash Program, a new three-year performance cycle with new performance goals will begin each fiscal year. At the end of the three-year cycle, an executive can receive a cash award of 0-200% of his or her target grant, with a threshold cash award level of 60% if a minimum level of the performance goals and criteria described below is obtained. To facilitate transition to the new program, the Committee designed the proposed award structure under the first three-year cycle to include a two-year and a three-year goal, so that an award relating to 40% of the target grant will be paid at the end of the second year, and an award relating to 60% of the target grant will be paid at the end of the third year.

For the fiscal 2008-2010 performance period, the performance goals established by the Committee relate to cumulative economic profit for the two- and three-year performance periods. Economic profit is defined as net operating profit after tax (“NOPAT”) less a capital charge. NOPAT is calculated as: (1) earnings from continuing operations, as disclosed on the Company’s statement of earnings, excluding (a) “special items” and “impairment charges and other” line items from the Company’s statement of earnings, and (b) other adjustments approved by the Committee, and then (2) adjusted for taxes. Economic profit may be adjusted for the following types of transactions: (1) non-recurring events, such as divestitures, changes in accounting standards or policies, or asset impairments; (2) certain acquisitions; and (3) financing transactions, such as selling accounts receivable. The Committee also established performance criteria of a specified level of average annual return on shareholders’ equity (“ROE”) over the two- and three-year performance period in order to provide for the deductibility of such payments under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

In the event of a change in control, all participants will become vested in and entitled to a final award calculated based on their individual target grants prorated based on the number of days elapsed in the performance period as of the change in control over the total days in the performance period, or some similar method adopted by the Committee that results in a ratable reduction of the award based on the partial performance period. The amount so calculated will be the minimum amount payable as a final award for each performance period in which the change of control occurs.

The Performance Cash Program administrator may, in its discretion, require that all or any portion of a final award is subject to an obligation of repayment to the Company upon the violation of a non-competition and confidentiality covenant applicable to the participant. The administrator may, in its discretion, also require repayment to the Company of all or any portion of a final award if each of the following conditions is met: (1) the amount of the final award was calculated based upon achieving certain financial results that were subsequently the subject of a financial statement restatement; (2) the participant engaged in misconduct that caused or contributed to the need for the restatement; and (3) the amount of the final award would have been lower than the amount actually awarded to the participant had the financial results been properly reported.

The Performance Cash Program terms are filed as Exhibit 10.1 to this report and the foregoing description is qualified by reference to the full text of the program set forth in the exhibit.

Annual Cash Incentive Awards

At the beginning of each fiscal year, the Committee establishes an overall Company performance criterion and overall Company business objectives for annual cash incentive awards under the Cardinal Health, Inc. Amended and Restated Management Incentive Plan, as amended (the “MIP”), in which the Company’s named executives participate. For fiscal 2007 (as with fiscal 2008), the Committee established a specified level of ROE as the overall Company performance criterion in order to provide for the deductibility of such payments under Section 162(m) of the Code and it established a specified level of growth in NOPAT and return on tangible capital (“ROTC”) as the overall Company business objectives or goals. NOPAT is calculated as: (1) earnings from continuing operations, as disclosed on the Company’s statement of earnings, excluding (a) “special items” and “impairment charges and other” line items from the Company’s statement of earnings, and (b) other adjustments approved by the Committee, and then (2) adjusted for taxes. ROTC is calculated as NOPAT divided by net tangible capital. Net tangible capital is calculated as total assets less (total liabilities, goodwill and intangibles, cash and equivalents, short term investments available for sale and assets held for sale and discontinued operations) plus (current portion of long-term obligations and short-term borrowings, liabilities from businesses held for sale and discontinued operations, and long-term obligations). In January 2007, the Committee adjusted the business objectives as a result of the Company’s reclassification of substantially all of its Pharmaceutical Technologies and Services segment as discontinued operations.

Under the terms of the MIP, if the overall Company ROE performance criterion is met, an executive can receive a cash award of 0-200% of his or her annual incentive target, with a threshold cash award level of 60% if a minimum level of both NOPAT and ROTC is obtained. The Committee establishes a schedule of potential cash award percentages based upon achievement of varying NOPAT and ROTC levels. The cash award percentage from the schedule determines the total pool for cash awards under the MIP. The Committee reviews the performance of each segment and the corporate function and individual performance of each named executive and determines the actual amount of the named executive’s annual incentive compensation based on these reviews. If the Company does not achieve the minimum business objectives with respect to either NOPAT or ROTC, then any cash awards are in the discretion of the Committee. Under the terms of the MIP, the Committee may exercise discretion to reduce the amount of actual awards below the amounts earned under the objective performance criterion and business objectives.

On August 7, 2007, the Committee approved cash incentive awards for the fiscal year ended June 30, 2007 under the MIP to be paid to the following executives:

Name	Cash Incentive Award
R. Kerry Clark President and Chief Executive Officer	$2,576,000
Jeffrey W. Henderson Chief Financial Officer	$788,184
Robert D. Walter Executive Chairman of the Board	$1,552,500
David L. Schlotterbeck Chief Executive Officer – Clinical and Medical Products	$960,988
Mark W. Parrish Chief Executive Officer – Healthcare Supply Chain Services	$689,880

Item 7.01	Regulation FD Disclosure

On August 8, 2007, the Company’s Board of Directors determined that the 2007 Annual Meeting will be held on Wednesday, November 7, 2007. The record date for the meeting is September 10, 2007. The Board of Directors determined on August 8, 2007 to nominate directors Colleen F. Arnold, R. Kerry Clark, George H. Conrades, Calvin Darden, Philip L. Francis, John F. Finn, Gregory B. Kenny, Richard C. Notebaert, David W. Raisbeck and Robert D. Walter for election as directors at the 2007 Annual Meeting. In addition, the Board approved submitting the following items to a shareholder vote at the 2007 Annual Meeting: an amendment to the Company’s Restated Code of Regulations, as amended, to remove a supermajority voting provision; a new non-employee director equity compensation plan; and ratification of the appointment of Ernst & Young LLP as the Company’s independent accountants for the fiscal year ending June 30, 2008.

Item 8.01	Other Events

On August 7, 2007, the Committee set August 15, 2007 as the grant date for the Company’s annual grant of stock options and restricted shares or RSUs to employees, including its named executives. The Committee approved changes to the Company’s forms of nonqualified stock option and RSU agreements under the 2005 Plan, including modifying the expiration provisions for termination by reason of death, disability or retirement. The standard form agreements, which will be used for equity grants to the named executives other than Mr. Walter, are filed with this report as Exhibits 10.2 and 10.3. Form agreements for grants to Mr. Walter are filed with this report as Exhibits 10.4 and 10.5.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Cardinal Health, Inc. Long-Term Incentive Cash Program.

10.2	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended.

10.3	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended.

10.4	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, to be entered into with Robert D. Walter.

10.5	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, to be entered into with Robert D. Walter.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date:	August 13, 2007	By:	/s/ Ivan K. Fong
			Name:	Ivan K. Fong
			Title:	Chief Legal Officer and Secretary

EXHIBIT INDEX

10.1	Cardinal Health, Inc. Long-Term Incentive Cash Program.

10.2	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended.

10.3	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended.

10.4	Form of Nonqualified Stock Option Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, to be entered into with Robert D. Walter.

10.5	Form of Restricted Share Units Agreement under the Cardinal Health, Inc. 2005 Long-Term Incentive Plan, as amended, to be entered into with Robert D. Walter.